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                              M.D.C. HOLDINGS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES




                                                           1998            1997            1996            1995            1994
                                                           ----            ----            ----            ----            ----

Earnings                                                 $118,989         $69,246         $63,687         $65,313         $69,856
                                                         --------         -------         -------         -------         -------
Fixed Charges                                             $23,478         $27,165         $31,461         $36,401         $38,671

Earnings to Fixed Charges                                    5.07            2.55            2.02            1.79            1.81
                                                            =====           =====           =====           =====           =====


Earnings:

Pretax Earnings from Continuing Operations               $ 83,852        $ 39,327        $ 32,754        $ 26,651        $ 30,982
Add:
Fixed Charges                                              23,478          27,165          31,461          36,401          38,671
  Less capitalized interest                               (22,525)        (25,607)        (26,523)        (26,136)        (26,345)
  Add amortization of previously capitalized interest      34,184          28,361          25,995          28,397          26,548
                                                           ------          ------          ------          ------          ------

Total Earnings                                           $118,989         $69,246         $63,687         $65,313         $69,856
                                                          =======          ======          ======          ======          ======

Fixed Charges:

Homebuilding and corporate interest expense              $       0        $    761       $  3,773        $  7,773        $  9,454
Amortization and expensing of debt expenses                    953             797          1,165           2,492           2,872
Capitalized interest                                        22,525          25,607         26,523          26,136          26,345
                                                            ------          ------         ------          ------          ------

Total Fixed Charges                                      $  23,478        $ 27,165       $ 31,461        $ 36,401        $ 38,671
                                                            ======         ======          ======          ======          ======



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